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                                                                  Exhibit 10.12


                           JOINT DEVELOPMENT AGREEMENT


                  JOINT DEVELOPMENT AGREEMENT, dated as of March 20, 2002 (this "AGREEMENT"), by and between HEXAL A.G., a German company ("HEXAL"), and EON LABS, INC., a Delaware corporation ("EON").

                              W I T N E S S E T H :

                  WHEREAS, Hexal and its Affiliates and Eon are currently developing Technology jointly and desire to continue to cooperate jointly to develop such Technology.

                  WHEREAS, Hexal and its Affiliates and Eon desire to set forth each other's right, title and interest in and to the Technology.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS

                  "Affiliate" with respect to any Person, shall mean any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person.

                  "Confidential Information" shall mean any confidential technical data, trade secrets, know-how or other confidential information disclosed by any party hereunder in writing, orally, or by drawing or other form.

                  "Exploitation Rights" shall mean the right to manufacture, distribute, market, sell, license, sublicense, use or otherwise exploit the Technology.

                  "Person" shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                  "Products" shall mean the three (3) generic transdermal patch delivery products.

                  "Proprietary Rights" shall mean any and all technical information, including, without limitation, all inventions, all improvements thereto, research, computer software, data, formulas, compositions, specifications, know-how, drawings, details, blue prints, technical descriptions, dimensions, part lists, supplier lists, processes, methods, and procedures.

                  "Technology" shall mean the Products and any Proprietary Rights now or in the future conceived, created, made or developed jointly by Hexal and Eon in the course of the development of the Products.

                  "Territory" shall mean the United States.

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SECTION 2. OWNERSHIP RIGHTS

         2.1. All Confidential Information of either party which has been provided to the other party in the course of the development of the Products shall continue to belong to such providing party.

         2.2. All Proprietary Rights owned solely by Hexal or its Affiliates and provided to Eon in the course of the development of the Products shall belong exclusively to Hexal. All Proprietary Rights owned solely by Eon and provided to Hexal in the course of the development of the Products shall belong exclusively to Eon.

SECTION 3. EXPLOITATION RIGHTS

         3.1. The Parties agree that, subject to securing approval of an Abbreviated New Drug Application for each of the Products from the United States Food and Drug Administration (the "FDA"), Eon shall have exclusive Exploitation Rights for each Product throughout the Territory, and the Parties shall negotiate in good faith to reach an agreement as soon as practicable, and in any case no later than promptly following the receipt of approval from the FDA for each Product, regarding any payments to be made by Eon to Hexal with respect to Eon's exercise of its Exploitation Rights with respect to that Product.

         3.2. The Parties agree that Hexal shall have exclusive Exploitation Rights with respect to each Product outside the Territory.

SECTION 4. RESTRICTIVE COVENANTS

         4.1. ASSIGNMENT. Neither party may assign its rights in and to the Technology or its rights granted hereunder without the prior written consent of the other party which may not be unreasonably withheld.

SECTION 5. DISCLOSURE OF TECHNOLOGY

         5.1. Hexal shall communicate promptly and disclose to Eon the Technology, including all supporting information, details and data, and Hexal shall execute and deliver to Eon such formal transfers and assignments and such other papers and documents as may be necessary or required of Hexal to vest joint ownership of the Technology in Eon.

         5.2. Eon shall communicate promptly and disclose to Hexal the Technology, including all supporting information, details and data, and Eon shall execute and deliver to Hexal such formal transfers and assignments and such other papers and documents as may be necessary or required of Hexal to vest joint ownership of the Technology in Hexal.

SECTION 6. CONFIDENTIALITY.

         6.1. NONDISCLOSURE. The receiving party agrees that it will not disclose any Confidential Information to any third party, except that Hexal may disclose Confidential Information to its Affiliates for purposes relating to this Agreement provided that they shall hold such information in confidence, and will not use Confidential Information of the disclosing party for any purpose

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other than for the performance of the rights and obligations hereunder during the term of this Agreement and for a period of five (5) years thereafter, without the prior written consent of the disclosing party. The receiving party further agrees that Confidential Information shall remain the sole property of the disclosing party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential
Information by its employees. No license shall be granted by the disclosing party to the receiving party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein.

         6.2. RETURN OF CONFIDENTIAL INFORMATION. Upon the request of the disclosing party, the receiving party will promptly return all Confidential Information furnished hereunder and all copies thereof.

SECTION 7. MISCELLANEOUS

         7.1. AGENCY; JOINT VENTURE. The Parties agree that this Agreement is not intended to create any employment, agency or subcontractor relationships of any kind between the Parties. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between the Parties hereto.

         7.2. FURTHER ASSURANCES. In case at any time after the date hereof any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request.

         7.3. THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         7.4. TERMINATION. This Agreement shall terminate five (5) years upon execution unless otherwise terminated beforehand upon the mutual written consent of the Parties.

         7.5. PARAGRAPHS AND SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

         7.6.     NOTICES

                  (a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                  (i) if to Hexal, at Industriestrasse 25, 83607 Holzkirchen, Germany, marked for the attention of Thomas Strungmann, facsimile +49 8024 908 116, or at such other address as Hexal may have furnished Eon in writing; and

                  (ii) if to Eon, at 227-15 North Conduit Avenue, Laurelton, New York, 11413, marked for the attention of President, (facsimile: (718) 276-1735), or at such other address as Eon may have furnished Hexal in writing.

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                  (b)      Any notice so addressed shall be deemed to be
given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing; except in case of common proof of late arrival of such notice.

         7.7. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of Germany. Jurisdiction for disputes brought under this Agreement shall be Landgericht Muenchen II.

         7.8. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the Parties.

         7.9. ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement constitutes the entire understandings of the Parties hereto and supersedes all prior agreements, understandings, or representations with respect to the subject matter hereof among such Parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of Hexal and Eon.

         7.10. SEVERABILITY. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction or otherwise by law, such determination shall not effect the remaining provision of this Agreement which shall remain in full force and effect.

         7.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original all of which together shall be considered one and the same Agreement.

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                  IN WITNESS WHEREOF, Hexal and Eon have caused this
Technology Agreement to be duly executed and delivered as of the date first above written.

                              HEXAL A.G.


                              By: /s/ Thomas Strungmann
                                 -----------------------------------------------
                                   Name:  Thomas Strungmann
                                   Title: Co-President and Co-Chief Executive
                                          Officer


                              EON LABS, INC.


                              By: /s/ Bernhard Hampl, Ph.D.
                                 -----------------------------------------------
                                   Name:  Bernhard Hampl, Ph.D.
                                   Title: President and Chief Executive Officer

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